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EXHIBIT 2.1

                               NatureWell, Inc.
                        7855 Ivanhoe Avenue, Suite 322
                          La Jolla, California 92037

                              September 25, 2001

Dear Stockholders:

On behalf of the Board of Directors (the "Board") of NatureWell, Inc., a California corporation (the "Company"), I am pleased to announce that the Board has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The proposed reincorporation would be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger
(the "Merger Agreement"), a copy of which is attached as Exhibit A to the Consent Solicitation. In general, pursuant to the proposed reincorporation, all holders of outstanding shares of the Company's common stock will receive an equal number of shares of the Delaware Company's common stock in exchange for their shares of the Company's common stock.

All of the Company's stockholders are being asked to execute a written consent (the "Consent") to approve the proposed reincorporation, the agreements being entered into in connection with the proposed reincorporation and related matters. Under California law and the Company's Articles of Incorporation and Bylaws, the only vote of the Company's stockholders required to approve the proposed reincorporation and the terms of the Merger Agreement is the affirmative vote or written consent of a majority of the outstanding shares of the Company's common stock.

Accompanying this letter is a Consent Solicitation/Information Statement and a copy of the Consent. The proposed reincorporation will occur as soon as possible after execution of the Consent by the necessary Company stockholders and satisfaction of certain other conditions to closing set forth in the Merger Agreement.

After careful consideration, the Board has unanimously determined that the proposed reincorporation is fair to, and in the best interests of, the Company and its stockholders. The Board recommends that you vote FOR the approval of the proposed reincorporation, the Merger Agreement and related matters by dating, signing and returning the enclosed Consent in the envelope provided.

                                       Sincerely,

                                       /s/ James Arabia
                                       -------------------
                                       James R. Arabia
                                       President and Chief Executive Officer

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                               NatureWell, Inc.
                  CONSENT SOLICITATION/INFORMATION STATEMENT
                               ________________


This Consent Solicitation/Information Statement (this "Consent Solicitation") constitutes the Consent Solicitation of NatureWell, Inc., a California corporation (the "Company") relating to the proposed reincorporation of the Company whereby the Company will be merged into a newly formed Delaware corporation which, just before the merger, will be a wholly owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Consent Solicitation. No change in the Company's name, board members, business, management, fiscal year, assets, liabilities, or corporate headquarters will occur as a result of the reincorporation. Capitalized terms used but not otherwise defined in this Consent Solicitation shall have the respective meanings ascribed to them in the Merger Agreement.

THE COMPANY IS DELIVERING THIS CONSENT SOLICITATION IN ORDER TO GIVE ALL OF THE COMPANY'S STOCKHOLDERS NOTICE OF THE PROPOSED REINCORPORATION AND TO SEEK CONSENT FOR THE PROPOSED REINCORPORATION AND RELATED MATTERS AS REQUIRED BY CALIFORNIA LAW AND THE COMPANY'S ARTICLES OF INCORPORATION.

The date of this Consent Solicitation is September 25, 2001.

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                                  I. GENERAL

This Consent Solicitation is furnished to the stockholders of the Company in connection with the Company's solicitation of their written consent to matters related to the proposed reincorporation.

This Consent Solicitation should be read in conjunction with all of the information delivered to you herewith, including the exhibits, which are attached hereto and are set forth below.

RECORD DATE AND VOTING SECURITIES
The record date established to determine the Company's Stockholders entitled to receive this Consent Solicitation and the Consent is September 18, 2001 (the "Record Date"). As of the Record Date, there were:
  * 49,104,663 shares of the Company's common stock outstanding and held of record by 284 holders; and
  * 1,105 shares of the Company's preferred stock outstanding and held of record by 36 holders.

Holders of the Company's common stock described above are entitled to one vote on all matters submitted for stockholder action. Holders of the Company's preferred stock have no voting rights.

DOCUMENTS ACCOMPANYING THIS CONSENT SOLICITATION
The following documents are incorporated by reference into this Consent Solicitation as if completely set forth herein:
Exhibit A     Merger Agreement
Exhibit B     Written Consent of the Company's Shareholders to approve
              the Merger
Exhibit C     Delaware Company Amended and Restated Certificate of
              Incorporation
Exhibit D     Delaware Company Bylaws
Exhibit E     Director Biographies

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RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED REINCORPORATION IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED REINCORPORATION, THE MERGER AGREEMENT AND RELATED MATTERS.

VOTE REQUIRED
All of the Company's stockholders are being asked to execute the Consent to approve the proposed reincorporation, the Merger Agreement and related matters. Under California law and the Company's Articles of Incorporation and Bylaws, the only vote of the Company's stockholders required to approve the proposed reincorporation and the terms of the Merger Agreement is the affirmative vote or written consent of a majority of the outstanding shares of the Company's common stock.

              II.  REINCORPORATION OF THE COMPANY IN DELAWARE AND
                   RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

On September 24, 2001, the Board gave unanimous final approval of the proposed reincorporation to change the Company's state of incorporation from California to Delaware. The Company was initially incorporated under the laws of California, but the Board believes Delaware corporate law will better serve the Stockholders' interests and provide the Company with advantages not available under California corporate law.

The Board believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. To date, the Company has not experienced difficulty in retaining directors, however, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors.

Furthermore, reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

The Delaware General Corporate law is considered a sophisticated statute, highly conducive to business. That is why many corporations choose Delaware initially as their place of incorporation and why, in recent years, many other major public companies have obtained the approval of their shareholders to reincorporate in Delaware. The Board also recognizes the possibility that choosing to be governed by the law of Delaware, as so many other corporations have done, may further enhance the reputation of the Company. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

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For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws, which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California Law.

In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. The Board believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future, however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders.

In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Company adopted articles and bylaws to take advantage of these changes in California law. Nonetheless, the Board believes that the protection from liability for directors is somewhat greater under Delaware law than under California law and, therefore, the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware.

The interests of the Board, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 8 of this Consent Solicitation.

In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms, which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

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The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

Notwithstanding the belief of the Board as to the benefits to shareholders to the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board, but which a substantial number or perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

The Company's current Articles of Incorporation, as amended (the "California Articles") and Bylaws (the "California Bylaws") currently do not include a number of provisions available to certain public companies under California law that deter hostile takeover attempts, such as elimination of cumulative voting, advance notice requirements for shareholder proposals and supermajority requirements for amendment of certain provisions in the California Articles and California Bylaws. Such provisions will be included in the Company's new charter documents following the reincorporation. In addition, the Delaware certificate and bylaws will contain a provision limiting the ability of the shareholders to remove any director without cause and a provision to require a vacancy on the board resulting from an increase in the number of directors, or the death, resignation, retirement, disqualification or removal from office of any director to be filled by the majority vote of the directors.

In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed changes is to make it more difficult for holders of a majority of the outstanding shares of common stock to change the composition of the Board and to remove existing management in the circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

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The new provisions in the Company's charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board to resist change and otherwise thwart the desires of a majority of the shareholders. Because this provision may have the effect of continuing the tenure of the current Board, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that these provisions' primary purpose is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

The Board has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the reincorporation proposed beneficial to the Company, its management and its shareholders.

The proposed reincorporation would be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Consent Solicitation. No change in the Company's name, board members, business, management, fiscal year, assets, liabilities, or corporate headquarters will occur as a result of the reincorporation.

As a result of the reincorporation, the authorized capital of the Company will be increased to 150,000,000 shares of common stock and 15,000,000 shares of preferred stock, par value $0.01 per share. No additional shares of common stock and no shares of preferred stock will be issued by the Company with the proposed reincorporation. Following the effectiveness of the reincorporation, each outstanding share of common stock of the Company will automatically convert into one share of common stock of the Delaware Company, and shareholders of the Company will automatically became shareholders of the Delaware Company. In addition, each holder of preferred shares, outstanding options or rights to acquire shares of common stock of the Company will have the same rights to acquire shares of common stock of the Delaware Company, under the same terms and conditions as the original preferred shares, options or rights.

All of the Company's employee benefit plans will be continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of such plans by the Delaware Company.

No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder.

Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the reincorporation.

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Under the California Articles and the California Bylaws, the affirmative vote of a majority of the outstanding shares of the Company's voting stock is required for approval of the reincorporation. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Consent Solicitation would require further approval by the holders of at least a majority of the outstanding voting shares.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION
In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the California Articles and the California Bylaws, which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at 7855 Ivanhoe Avenue, Suite 322, La Jolla, California 92037, Attention:
Corporate Secretary.

If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law. The California Articles and California Bylaws, will, in effect, be replaced by the Amended and Restated Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits C and D to this Consent Solicitation. Accordingly, the differences among these documents and between California and Delaware law are relevant to your decision whether to approve the reincorporation proposal.

A number of differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Consent Solicitation. For each item summarized in the chart, there is a reference to a page of this Consent Solicitation on which a more detailed discussion appears.

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
Issue                           Delaware                                California
---------------------------     -----------------------------------     ----------------------------------
Limitation of Liability         Delaware law permits the limitation     California law contains additional
of Directors and Officers       of liability of directors and           exceptions to the liability
(see page 11).                  officers to the Company except in       limitations of directors and
                                connection with (i) breaches of the     officers.
                                duty of loyalty; (ii) acts or
                                omissions not in good faith or
                                involving intentional misconduct or
                                knowing violations of law; (iii) the
                                payment of unlawful dividends or
                                unlawful stock repurchases or
                                redemptions; or (iv) transactions in
                                which a director received an improper
                                personal benefit.

Indemnification of              Delaware law permits somewhat           California Law permits
Directors and Officers          broader indemnification and could       indemnification under certain
(see page 11).                  result in indemnification of            circumstances, subject to certain
                                directors and officers in               limitations.
                                circumstances where California law
                                would not permit indemnification.

Cumulative Voting for           Cumulative voting not available         California law permits publicly
Directors (see page 12).        under Delaware law because not          traded corporations with over
                                provided in the Delaware                800 equity security holders to
                                Certificate.                            eliminate cumulative voting.

Number of Directors             Determined by Board within range        Determined by Board within range
(see page 13).                  set in the Delaware Certificate.        set in the California Bylaws.
                                Changes in the authorized range         Changes in the authorized range
                                must be approved by the                 must be approved by the
                                Shareholders.                           shareholders.

Classified Board                The Delaware Certificate presently      The Company presently has a
(see page 13).                  designates three (3) classes of         Board consisting of a single
                                directors with staggered terms of       class of directors.
                                office.

Removal of Directors by         Removal for cause by affirmative        Removal with or without cause by
Shareholders (see page 14).     vote of 75% of the outstanding          affirmative vote of a majority of
                                shares of voting stock entitled to      the outstanding shares, provided
                                vote at an election of directors.       that shares voting against removal
                                                                        could not elect such director under
                                                                        cumulative voting.

Who May Call Special            The Board, the Chairman of the          The Board, the Chairman of the
Shareholder Meeting             Board or the Chief Executive            Board, the President, or holders
(see page 16)?                  Officer.                                of 10% of the shares entitled to
                                                                        vote at the special meeting.

Action by Written Consent       Actions by written consent are          Actions by written consent are
of Shareholders in Lieu of      permitted by the Delaware Bylaws.       permitted by the California
a Shareholder Vote at                                                   Bylaws.
Shareholder Meeting
(see page 16).

Tender Offer Statute; Fair      Restricts hostile two-step              No comparable statute; the
Price Provision                 takeovers; the Delaware                 California Articles do not contain
(see page 16).                  Certificate does not contain a fair     a fair price provision.
                                price provision.

Amendment of Certificate        Amendments to provisions relating       Amendments to the California
(see page 19).                  to (i) management of the Delaware       Articles require approval by a
                                Company, (ii) amendment of the          majority of the voting stock of
                                Delaware Certificate,                   the Company (66 2/3% of the
                                (iii) amendment of the Delaware         outstanding shares with regard to
                                Bylaws, (iv) indemnification, and       amendment to certain provisions
                                (v) mergers, consolidations or          regarding management of the
                                sales of the Delaware Company to        Company).
                                holders of more than 5% of any
                                class of equity security of the
                                Delaware Company require approval
                                by 75% of the voting stock of the
                                Delaware Company.

Amendment of Bylaws             By the Board or the affirmative         By the Board or the holders of a
(see page 19).                  vote of the holders of at least 75%     majority of the outstanding voting
                                of the voting power of all the          shares, except that amendments to
                                outstanding shares of capital stock     certain provisions require the
                                as set forth in the Delaware            approval of 80% of the outstanding
                                Certificate.                            voting stock.

Loans to Officers and           Board may authorize if expected to      Loans must be approved or ratified
Directors (see page 19).        benefit the Company.                    by a majority of the outstanding
                                                                        shares.

Class Vote for                  Generally not required unless a         A reorganization transaction must
Reorganizations                 reorganization adversely affects a      generally be approved by a majority
(see page 19).                  specific class of shares.               vote of each class of shares
                                                                        outstanding.

Right of Shareholders to        Permitted for any purpose reasonably    Permitted for any purpose
Inspect Shareholder List        related to such shareholder's           reasonably related to such
(see page 20).                  interest as a shareholder.              shareholder's interest as a
                                                                        shareholder.  Also, an absolute
                                                                        right to 5% shareholders and
                                                                        certain 1% shareholders.

Dissenters' Rights              Generally available if shareholders     Available in certain circumstances
(see page 20).                  receive cash in exchange for the        if the holders of 5% of the class
                                shares and in certain other             assert such rights.
                                circumstances.

Dividends (see page 21).        Paid from surplus (including            Generally limited to the greater
                                paid-in and earned surplus or net       of (i) retained earnings or
                                profits).                               (ii) an amount, which would leave
                                                                        the Company with assets of 125%
                                                                        of liabilities and current assets
                                                                        of 100% of current liabilities.

Other                           Responsive legislature and larger
                                body of corporate case law in
                                Delaware provides more predictable
                                corporate legal environment in
                                Delaware.

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INDEMNIFICATION AND LIMITATION OF LIABILITY
California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damage for breaches of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law;
(b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provisions may not eliminate or limit director monetary liability for (a) breaches of the director's duty to loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions which the director received an improper personal benefit. Such limitation of liability provisions also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

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California law permits indemnification of expenses incurred in derivative or third-party actions, except with respect to derivative actions, (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in selling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise). Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of certain directors and officers of the Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not incur under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated in Delaware.

The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and, thus, benefits the interests of the Company and its shareholders.

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CUMULATIVE VOTING FOR DIRECTORS
Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes, which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative.

Cumulative voting is not available under Delaware law unless so provided in a corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

OTHER MATTERS RELATING TO DIRECTORS
Number of Directors. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Articles and Bylaws provide for a board of directors that may vary between four (4) and seven (7) members, inclusive, and the Board has fixed the exact number of directors at five (5).

California law also requires that any change in a fixed number of directors and any change in the range of a variable board of directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation). The California Bylaws require the vote of a majority in interest of the outstanding shares to change the range of the Company's variable board.

Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the manner specified in the certificate of incorporation governs, as the case may be. The Delaware Certificate provides for a board of directors that may vary between three (3) and fifteen (15) members, inclusive, and provides that the exact number of directors shall be fixed from time to time exclusively by the Board by resolution; provided, however, the Delaware Certificate requires the vote of 75% of the outstanding shares to change the range of the Delaware Company's variable board.

Elections; Classified Board of Directors. California law generally requires that directors be elected annually but does permit a "classified" board of directors if (i) a corporation is listed on a national stock exchange or
(ii) the corporation's shares are traded in the Nasdaq National Market System and are held by at least 800 shareholders. California law also allows the election of one or more directors by the holders of a particular class or series of shares. The California Articles currently do not provide for a classified board of directors.

Delaware law permits, but does not require, the adoption of a classified board of directors with staggered terms. A maximum of three (3) classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three (3) years. The Delaware Certificate and the Delaware Bylaws presently designate three (3) classes of directors with staggered terms of office.

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The existence of a classified board may deter so-called "creeping acquisitions"
in which a person or group seeks to acquire: (i) a controlling position without paying a normal control premium to the selling shareholders; (ii) a position sufficient to exert control over the Delaware Company through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the Delaware Company of the block at a premium, or an exchange of the block for assets of the Delaware Company. Faced with a classified board, such a person or group would have to assess carefully its ability to control or influence the Delaware Company.
If free to act in response to an immediately threatened change in control, the Board can act in a more careful and deliberate manner to make and implement appropriate business judgments in response to a creeping acquisition.

Following the effectiveness of the reincorporation, the current directors of the Company, who are also the directors of the Delaware Company, will continue to be the directors of the Delaware Company. The biographies of the directors of the Company, who are also the directors of the Delaware Company, are set forth Exhibit E to this Consent Solicitation.

The Delaware Certificate provides that directors will be classified into three
(3) classes, as nearly equal in number as possible. One class of directors, initially consisting of Timothy R. Scott and David A. Gotz, would hold office initially for a term expiring at the 2002 annual meeting of shareholders; a second class of directors, initially consisting of James R. Arabia, would hold office initially for a term expiring at the 2003 annual meeting; and a third class of directors, initially consisting of Timothy J. Connor and Donald Brucker, would hold office initially for a term expiring at the 2004 annual meeting. At each annual meeting following this initial classification, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

Removal of Directors. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. The Delaware Certificate provides that the Delaware Company's directors can be removed only for cause by the affirmative vote of the holders of 75% of the combined voting power of the then outstanding shares of capital stock of the Delaware Company entitled to vote generally in the election of directors voting as a single class.

CAPITALIZATION; BLANK CHECK PREFERRED
The Company's capital stock consists of 50,000,000 authorized shares of common stock, no par value, of which 49,104,663 shares are issued and outstanding as of September 18, 2001, and (b) 5,000,000 authorized shares of preferred stock, no par value, of which 1,105 shares are issued and outstanding as of September 18, 2001.

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Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of common stock and preferred stock that the Company had outstanding immediately prior to the reincorporation.

THIS MEANS THAT, BEGINNING ON THE EFFECTIVE DATE OF THE REINCORPORATION, EACH COMPANY STOCK CERTIFICATE WHICH WAS OUTSTANDING JUST BEFORE THE REINCORPORATION WILL AUTOMATICALLY REPRESENT THE SAME NUMBER OF DELAWARE COMPANY SHARES. THEREFORE, STOCKHOLDERS OF THE COMPANY NEED NOT EXCHANGE THEIR STOCK CERTIFICATES FOR NEW DELAWARE COMPANY CERTIFICATES. LIKEWISE, STOCKHOLDERS SHOULD NOT DESTROY THEIR OLD CERTIFICATES AND SHOULD NOT SEND THEIR OLD CERTIFICATES TO THE COMPANY, EITHER BEFORE OR AFTER THE EFFECTIVE DATE OF REINCORPORATION.

The Delaware Company's capital stock consists of 150,000,000 authorized shares of common stock, $0.01 par value and 15,000,000 authorized shares of preferred stock, $0.01 par value, in order to maintain adequate capitalization for the current and foreseeable future needs of the Company. Thus, approving the reincorporation will have the effect of increasing the authorized number of shares of common stock of the Company.

Adoption of such a plan and any future issuance of common stock or preferred stock would not affect the rights of the holders of currently outstanding common stock or preferred stock, except for the effects incidental to increasing the outstanding number of shares of the common stock, such as dilution of the earnings per share and voting rights of current holders of common stock.

The Board believes that the authorized number of shares of common stock and preferred stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board to be necessary and desirable. These purposes may include, without limitation, expanding the Company's business or product lines through the acquisition of other businesses or products, establishing strategic relationships with other companies, raising capital through the sale of common stock, and attracting and retaining valuable employees by providing equity incentives.

Under the Delaware Certificate, as under the California Articles, the Board has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares constituting any such series and to determine the designation thereof.

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TRADING OF THE STOCK
After reincorporation, those who were formerly stockholders of the Company may continue to make sales or transfers using their Company stock certificates.
The Delaware Company will issue new certificates representing shares of the Delaware Company common stock and preferred stock for transfers occurring after the effective date of the reincorporation. On request, the Delaware Company will issue new certificates to anyone who holds Company stock certificates.
Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

Stockholders whose shares of the Company were freely tradable before the reincorporation will own shares of the Delaware Company which are freely tradable after reincorporation. Similarly, any stockholder holding securities with transfer restrictions before reincorporation will hold shares of the Delaware Company, which have the same transfer restrictions after reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, those who hold Delaware Company stock certificates will be deemed to have acquired their shares on the date they originally acquired their shares in the Company.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING
Under California law, a special meeting of shareholders may be called by the board of directors, the Chairman of the board of directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that such a meeting may be called by the Board, the Chairman of the Board or the Chief Executive Officer.

ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS
Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permit a corporation to eliminate such actions by written consent in its charter. The California Articles permit the shareholders to act by written consent, and the Delaware Certificate also permits actions by written consent of shareholders.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that a proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

The Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the Delaware Company. To be timely, notice must have been delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the meeting and have the opportunity to consider each proposal in advance of the meeting.

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ANTI-TAKEOVER MEASURES
Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts.

Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the establishment of a classified board of directors and the elimination of the right of shareholders to call special shareholders' meetings, each of which is described above.
In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

As discussed herein, certain provisions of the Delaware Certificate could be considered to be anti-takeover measures. The Company does not have any knowledge that any attempt to gain control of the Company is being contemplated. However, as discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts.

One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute. The Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three (3) years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or
(ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock, or (iii) the business combination is approved by the board of directors and authorized by 66 2/3 of the outstanding voting stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

There can be no assurance that the Board would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

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The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

In addition to the various anti-takeover measures that would be available under Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued common stock and preferred stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or preferred stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and preferred stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

It should be noted that the voting rights to be accorded to any unissued series of preferred stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of common stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in an opposing hostile tender offer or other attempt to obtain control.

The Board may also authorize the issuance of preferred stock in connection with various corporate partnering arrangements or for the purpose of adopting a shareholder rights plan. However, future issuance of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation, which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of common stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend, or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of 75% of the voting stock required for certain of the proposed amendments (as described below).

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AMENDMENT OF CERTIFICATE
The California Articles may be amended by the approval of a majority of the members of the Board and by a majority of the outstanding shares (66 2/3% of the outstanding shares with regard to amendment to certain provisions regarding management of the Company). The Delaware Certificate provides that amendments to provisions relating to (i) management of the Delaware Company, (ii) amendment of the Delaware Certificate, (iii) amendment of the Delaware Bylaws,
(iv) indemnification, and (v) mergers, consolidations or sales of the Delaware Company to holders of more than 5% of any class of equity security of the Delaware Company, require approval by the holders of at least 75% of the voting power of the outstanding voting stock of the Delaware Company.

AMENDMENT OF BYLAWS
The California Bylaws may be amended or repealed either by the Board or by the holders of a majority in interest of the outstanding stock of the Company (80% of the outstanding stock with respect to Subchapter S Election and provisions related to the vote required to amend the California Bylaws), except that a change in the authorized maximum or minimum number of directors may only be effected by a vote of a majority of the outstanding shares. Upon the effectiveness of the proposed reincorporation, the Delaware Board will be able to adopt, amend or repeal the Delaware Bylaws and the Delaware Bylaws may also be adopted, amended or repealed by the holders of at least 75% of the voting power of the outstanding capital stock of the Delaware Company.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES
California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation.

Under Delaware law, a corporation may make loans to, or guarantee the obligation of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS
With certain exceptions, California law provides that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation, which adversely affects a specific class of shares.

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California law also requires that holders of a California corporation's common stock receive nonredeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezout" merger by a majority shareholder more difficult to accomplish. A cash freezout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters' rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS
California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more of such shares who have filed a
Schedule 14B with the Securities and Exchange Commission (the "SEC"). Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

DISSENTERS' RIGHTS
Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of his or her shares, as determined by a court, in lieu of the consideration he would otherwise receive in the transaction. The limitations on such dissenters' rights are somewhat different in California and Delaware. Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have dissenters' rights unless the holders of at least 5% of the class of outstanding shares assert the dissenters' right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason dissenters' rights will not be available to shareholders in connection with the reincorporation proposal.

Under Delaware law dissenters' rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Dissenters' rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

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VOTING DISSENTERS' RIGHTS IN CERTAIN TRANSACTIONS
Delaware law does not provide shareholders with voting or Dissenters' rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides dissenters' rights in the circumstances described in the preceding section.

DIVIDENDS
Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or
(ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION
California law provides that if the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. However, the Board anticipates that California law will not apply to the Delaware Company if the reincorporation is approved. Such pseudo-foreign corporation status also does not apply to corporations with shares listed on the New York or American Stock Exchange or the Nasdaq National Market and are held by at least 800 equity security holders, as of its most recent annual meeting of shareholders.

If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Consent Solicitation would not apply to the Delaware Company. Instead, the Delaware Company would be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

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FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION
The reincorporation provided for in the Merger Agreement is intended to be a tax-free organization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder had in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisers regarding the specific tax consequences to them of the merger, including the applicability of the laws of any state or other jurisdiction.

BOARD RECOMMENDATION
The foregoing discussion is an attempt to summarize the more important differences in the corporate laws of Delaware and California and does not purport to be an exhaustive discussion of all the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

A vote FOR the reincorporation proposal will constitute approval of the proposed reincorporation, the Merger Agreement, the Delaware Certificate, the Delaware Bylaws, and the adoption and assumption by the Delaware Company of the Company's employee benefit plans and all other aspects of this Consent Solicitation.

No change in the Company's name, Board members, business, management, fiscal year, assets, liabilities, or location of principal facilities will occur as a result of the proposed reincorporation.

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                                   EXHIBIT A
                               Merger Agreement

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made and entered into as of the 24th day of September, 2001, by and between NatureWell, Inc., a California corporation, ("Parent") and NatureWell, Inc., a Delaware corporation ("Subsidiary"), Parent and Subsidiary being sometimes hereinafter together referred to as the "Constituent Corporations," with reference to the following facts:

R E C I T A L S

A. Parent is a corporation incorporated under the laws of California, with authorized capital stock comprised of 50,000,000 shares of common stock, no par value (the "Parent Common Stock"), of which 49,104,663 shares are issued and outstanding and 5,000,000 shares of preferred stock, no par value ("Parent Preferred Stock"), of which 1,105 are issued and outstanding;

B. Subsidiary is a corporation incorporated under the laws of Delaware with authorized capital stock comprised of 150,000,000 shares of common stock, par value $0.01 per share (the "Subsidiary Common Stock"), of which 49,104,663 shares are issued and outstanding and all of which are owned by Parent and 15,000,000 shares of preferred stock, par value $0.01 per share ("Subsidiary Preferred Stock"), of which 1,105 shares are issued and outstanding all of which are owned by Parent;

C. The Boards of Directors of Parent and Subsidiary deem it advisable for the general welfare and to the benefit of the Constituent Corporations and their shareholders that Parent merge with and into Subsidiary pursuant to the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL");

D. The purpose of the Merger (as defined below) is to reincorporate Parent as a Delaware corporation, and the Merger is intended to qualify as a mere change in identity, form, or place of organization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; and

E. The Boards of Directors of Parent and Subsidiary have, by resolutions duly adopted, and unanimously approved this Merger Agreement and directed that it be executed by the undersigned officers and the Board of Directors of Parent has directed that it be submitted to the shareholders of Parent for approval.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the States of California and Delaware that the Constituent Corporations shall be merged into a single Delaware corporation:

1. MERGER OF PARENT INTO SUBSIDIARY. At the Effective Time (as hereinafter defined) and upon the terms and conditions hereof, Parent shall merge with and into Subsidiary in accordance with the DGCL and the CGCL and the terms hereof (the "Merger"), and Subsidiary shall be the surviving corporation (the "Surviving Corporation") and, as such, shall continue to be governed by the laws of the State of Delaware.

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2. EFFECTIVENESS OF THE MERGER. The Merger shall become effective immediately following the filing of (i) the Certificate of Ownership (the "Certificate of Ownership") with the California Secretary of State and (ii) the Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") with the Secretary of the State of Delaware (the "Effective Time").

3. CONTINUING OF CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of Subsidiary, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Parent, with all its purposes, powers, franchises, privileges, rights and immunities, shall be merged with and into that of Subsidiary, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of Parent shall thereafter cease except to the extent continued by statute.

4. CORPORATE GOVERNANCE:

a. The Certificate of Incorporation of Subsidiary, as in effect at the Effective Time of the Merger, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation.

b. The Bylaws of Subsidiary, as in effect on the Effective Time of the Merger, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

c. The members of the Board of Directors of Parent shall, from and after the Effective Time of the Merger, be the members of the Board of Directors of the Surviving Corporation, until their successors are duly elected and qualified in accordance with the Bylaws of the Surviving Corporation.

d. The officers of Parent shall be, from and after the Effective Time of the Merger, the officers of the Surviving Corporation, until their successors are duly elected and qualified in accordance with the Bylaws of the Surviving Corporation.

5. CONVERSION OF SHARES. The mode of carrying into effect the Merger provided for herein, and the manner and basis of converting the shares of the Constituent Corporations shall be as follows:

a. Each share of Parent Common Stock, which shall be issued and outstanding at the Effective Time of the Merger, by virtue-of the Merger and without any action on the part of the holder thereof, shall automatically be converted into and become one (1) share of Subsidiary Common Stock.

b. Each share of Parent Preferred Stock, which shall be issued and outstanding at the Effective Time of the Merger, by virtue-of the Merger and without any action on the part of the holder thereof, shall automatically be converted into and become one (1) share of Subsidiary Preferred Stock.

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c. Each share of Subsidiary Common Stock which shall be issued and outstanding at the Effective Time of the Merger, all of which are held beneficially and of record by Parent, shall be cancelled and retired, all rights in respect thereof shall cease to exist and no shares or other securities of the Surviving Corporation shall be issuable with respect thereto.

d. Each share of Subsidiary Preferred Stock which shall be issued and outstanding at the Effective Time of the Merger, all of which are held beneficially and of record by Parent, shall be cancelled and retired, all rights in respect thereof shall cease to exist and no shares or other securities of the Surviving Corporation shall be issuable with respect thereto.

e. All of the Subsidiary Common Stock shall be validly issued, fully paid and nonassessable.

f. All of the Subsidiary Preferred Stock shall be validly issued, fully paid and nonassessable.

g. At the Effective Time of the Merger, the outstanding certificates representing shares of Parent Common Stock will, until replaced by the Surviving Corporation, represent the same number of shares of Subsidiary Common Stock and the registered holder thereof shall be entitled to exercise any voting or other rights with respect to the shares of Subsidiary Common Stock evidenced by such Parent Common Stock certificates.

h. At the Effective Time of the Merger, the outstanding certificates representing shares of Parent Preferred Stock will, until replaced by the Surviving Corporation, represent the same number of shares of Subsidiary Preferred Stock and the registered holder thereof shall be entitled to exercise any voting or other rights with respect to the shares of Subsidiary Preferred Stock evidenced by such Parent Preferred Stock certificates.

i. Each certificate representing Subsidiary Common Stock or Subsidiary Preferred Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Parent so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of Subsidiary in compliance with applicable laws, or other such additional legends as are agreed upon by the holder and Subsidiary.

j. If any certificate for shares of Subsidiary Common Stock or Subsidiary Preferred Stock is to be issued to a person or entity ("Person") other than the Person in whose name the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws, and that the person requesting such transfer pay to any applicable exchange agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or established to the satisfaction of Subsidiary that such tax has been paid or is not payable.

k. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Subsidiary, the posting by such Person of a bond in such reasonable amount as Subsidiary may direct as indemnity against any claim that may be made against it with respect to such certificate, Subsidiary will cause a new certificate to be issued in exchange for such lost, stolen or destroyed certificate.

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6. RIGHTS AND LIABILITIES OF THE SURVIVING CORPORATION. At the Effective Time
of the Merger, the Surviving Corporation shall have the following rights and obligations:

a. All rights, title and interests to all real estate and other property owned by Subsidiary and Parent shall be allocated to and vested in the Surviving Corporation without reservation or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

b. All liabilities and obligations of Subsidiary and Parent shall be allocated to the Surviving Corporation, and the Surviving Corporation shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable thereon.

c. A proceeding pending by or against Parent may be continued as if the Merger did not occur, or the Surviving Corporation to which the liability, obligation, asset or right associated with such proceeding is allocated to and vested in may be substituted in the proceeding.

d. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Delaware.

7. ACCOUNTING MATTERS. The assets and liabilities of the Constituent Corporations, at the Effective Time of the Merger, shall be taken upon the books of the Surviving Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations, subject to such adjustments or eliminations of inter-company items as may be appropriate in giving effect to the Merger.

8. APPROVAL-OF-SHAREHOLDERS. This Plan of Merger shall be submitted as promptly as practicable to the shareholders of Parent as provided by the CGCL. After adoption and approval of the Merger by such shareholders, and provided this Merger Agreement is not terminated and abandoned pursuant to the provisions hereof, the Certificate of Ownership shall be filed with the California Secretary of State and the Certificate of Ownership and Merger shall be filed with the Secretary of the State of Delaware.

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9. ABANDONMENT. This Merger Agreement may be abandoned at any time before or after approval thereof by the shareholders of Parent notwithstanding favorable action on the Merger by such shareholders but not later than the Effective Time, by action of the Boards of Directors of Parent and Subsidiary evidenced by appropriate resolutions. In the event of the termination and abandonment of this Merger Agreement and the Merger pursuant to this Section 9, this Merger Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations or their shareholders or directors or officers in respect thereof.

10. AMENDMENT. Parent and Subsidiary, by mutual consent of their respective Boards of Directors, may amend this Merger Agreement in such manner as may be agreed upon by it in writing and as is consistent with the DGCL and the CGCL at any time before or after approval thereof by the shareholders of Parent provided, however, that after such approval by such shareholders no such amendment shall be made which shall affect the rights of such shareholders in a manner which, in the judgment of the Board of Directors of Parent, is materially adverse to the shareholders, without the further approval of such shareholders.

11. FURTHER ASSURANCES. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Subsidiary or Parent acquired or to be acquired by or as a result of the Merger, the proper officers, or other appropriate representative of Subsidiary and Parent, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignments and assurances in law, and take such other action as may be necessary or proper in the name of Subsidiary and Parent to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Merger Agreement.

IN WITNESS WHEREOF, Parent and Subsidiary, each pursuant to requisite approval and authority, have each caused this Merger Agreement to be executed by its duly authorized officers, all as of the day and year first above written.

                    PARENT:
NatureWell, Inc.,
a California corporation


By:  /s/ James Arabia
     ----------------
     James R. Arabia, President and
     Chief Executive Officer


                  SUBSIDIARY:

NatureWell, Inc.,
a Delaware corporation


By:  /s/ James Arabia
     ----------------
     James R. Arabia, President and
     Chief Executive Officer


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                                   EXHIBIT B
                                    Consent

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FORM OF CONSENT SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF NATUREWELL, INC.
TO REINCORPORATE IN DELAWARE

Unless otherwise specified below, the undersigned, a holder of shares of common stock, no par value (the "Common Stock") of NatureWell, Inc., a California corporation (the "Company"), on September 18, 2001 the ("Record Date"), hereby consents pursuant to Section 603 of the California Corporations Code, with respect to all the shares of Common Stock which the undersigned is entitled to vote, to the taking of the following action (the "Proposal") without a meeting of the shareholders of the Company:

IF YOU SIGN, DATE AND RETURN. THIS CARD WITHOUT INDICATING YOUR VOTE ON THE FOLLOWING PROPOSAL, YOU WILL BE DEEMED TO HAVE CONSENTED WITH RESPECT TO SUCH PROPOSAL. IF YOU CONSENT WITH RESPECT TO THE FOLLOWING PROPOSAL, THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF CONSENT WITH RESPECT TO SUCH PROPOSAL.

The Company's Board of Directors (the "Board") recommends that you vote FOR the following action.

Proposal-Reincorporating to Delaware For___   Against___   Abstain___

                 PLEASE SIGN, DATE AND MAIL YOUR CONSENT TODAY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                                       Dated:  ________________________________
                                       Signature:  ____________________________
                                       Print Name:  ___________________________
                                       Signature (if held jointly)
                                       ________________________________________
                                       Print Name:  ___________________________

                                       Title(s):  _____________________________

     Please sign your name above exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full tile as such.
If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person.
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                                   EXHIBIT C
          Delaware Amended and Restated Certificate of Incorporation

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AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF NATUREWELL, INCORPORATED

NatureWell, Incorporated, a Delaware corporation incorporated on September 24, 2001, hereby restates and amends the certificate of incorporation which has been approved and adopted by its sole incorporator in accordance with sections 241 and 245 of the General Corporation Law and hereby certifies that it has not received payment for any of its stock, and as such, the Amended and Restated Certificate of Incorporation shall read in its entirety as follows:

FIRST:    The name of the Corporation is NatureWell, Incorporated.

SECOND:   The registered office of the Corporation in the State of Delaware is located at 800 Delaware Avenue, City of Wilmington, New Castle County 19801. The registered agent of the Corporation at that address is Delaware Corporations LLC.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The Corporation shall be authorized to issue the following shares:

Class               Number of Shares            Par Value
---------           ----------------           -----------
Common                150,000,000                 $0.01
Preferred              15,000,000                 $0.01

     The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

     The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for subsequent adjustment of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

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     All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

FIFTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to the fullest extent permitted by law to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. To the extent provided in the By-Laws, any officer of the Corporation may nominate officers to be elected by the Board of Directors and may remove officers of the Corporation.

     C. The directors of the Corporation are to be elected by written ballot unless the By-Laws of the Corporation provide otherwise.

     D. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

     E. The Board of Directors shall be comprised of no less than three (3) members and no more than fifteen (15) members. The directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following such classification ("Class 1 Directors") and the term of office of the second class to expire at the second annual meeting following such classification ("Class 2 Directors") and the term of office of the third class to expire at the third annual meeting following such classification ("Class 3 Directors"). The three classes of directors shall be as nearly equal in number as possible. At each annual meeting of stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

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     F.   The Board of Directors, and not the stockholders, shall have the power by resolution, to increase or decrease their own number, within the minimum and maximum limitations specified herein.

     G. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum and not by the stockholders, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     H. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

     I. Any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

SIXTH:    The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit, it being the intention of this Article SEVENTH that a director of the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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EIGHTH:   Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, (a) is or was a director, officer, employee or representative (as officer, employee or representative are defined below) of the Corporation (as defined below), (b) is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise or (c) was a Predecessor Representative (as defined below), whether the basis of such action, suit or proceeding is any alleged action in an official capacity as director, officer, employee, representative, or Predecessor Representative, or in any other capacity while serving as a director, officer, employee or representative or Predecessor Representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person in connection with any action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is entitled to be indemnified under this Article EIGHTH or otherwise.

     A. The rights conferred by this Article EIGHTH shall not be exclusive of any other right to indemnification or advancement of expenses which a person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or the Board of Directors or a committee of the Board of Directors or otherwise.

     B. "Officer", "employee" or "representative" for purposes of this Article EIGHTH means only the Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of the Corporation.

     C. "Corporation" for purposes of this Article EIGHTH means NatureWell, Incorporated, a Delaware corporation ("NatureWell of Delaware"), and does not mean any subsidiary of NatureWell of Delaware or any predecessor corporation or subsidiaries of any predecessor corporation.

     D.   "Predecessor Representative" means only Donald Brucker,
Timothy J. Connor, Ken Yonika, James R. Arabia, David A. Gotz and
Timothy R. Scott, in their capacity as directors, officers, employees or consultants of NatureWell, Inc., a California corporation ("NatureWell of California"), its subsidiaries and any predecessors of NatureWell of California and/or its subsidiaries

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     E.   If a claim for indemnification or advancement of expenses is not paid in full by the Corporation within thirty days after a written claim for such indemnification or advancement has been received by the Corporation, the director, officer or Predecessor Representative (the "Claimant") may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Claimant is successful in whole or in part, the Claimant shall be entitled to recover from the Corporation the reasonable expenses (including attorneys' fees) incurred in prosecuting such a claim.

     F. Any repeal or modification of Articles SEVENTH or EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:    If any person, group (as defined in the Securities Exchange Act of
1934), partnership, association, firm, corporation or other entity (collectively referred to as the "Owner") owns of record or beneficially, directly or indirectly, more than five percent (5%) of any class of equity security of the Corporation, then, subject to applicable statutory requirements, any merger or consolidation of the Corporation with the Owner, or any sale, lease or exchange of substantially all of the assets of the Corporation to the Owner or of the Owner to the Corporation (collectively referred to as a "Business Transaction") may not be effected without the consent of the holders of seventy-five percent (75%) of the securities voted at the meeting called for that purpose, other than those securities owned by the Owner.

     The provisions of this Article NINTH shall not be applicable to effect a Business Transaction (a) approved unanimously by the Board of Directors if the Board is comprised of five (5) members or less at the time such Business Transaction is voted upon by the Board, or (b) eighty percent (80%) of the directors if the Board is comprised of six (6) or more members at the time such Business Transaction is voted upon by the Board.

     This Article NINTH does not constitute an election not to be governed by
Section 203 of the Delaware General Corporation Law.

TENTH:    The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article TENTH, Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article NINTH.

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ELEVENTH: The incorporator is Delaware Corporations LLC, whose mailing address is 800 Delaware Ave., P.O. Box 8702, Wilmington, DE 19899.

IN WITNESS WHEREOF, the undersigned sole incorporator certifies that it has caused this Amended and Restated Certificate of Incorporation to be duly executed this____day of September 2001.


                                       DELAWARE CORPORATIONS LLC,
                                       Sole Incorporator


                                       By:  /s/ Robin Brooks
                                            ----------------
                                            Robin G. Brooks, Vice President

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                                   EXHIBIT D
                                Delaware Bylaws

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                                    BY-LAWS
                                      OF
                           NATUREWELL, INCORPORATED


                                   ARTICLE I
                                    OFFICES

Section 1. REGISTERED OFFICE. - The registered office of the Corporation in the State of Delaware is located at 800 Delaware Avenue, City of Wilmington, New Castle County 19801. The registered agent of the Corporation at that address is Delaware Corporations LLC.

Section 2. OTHER OFFICES. - The Corporation may have other offices, either in or outside of the State of Delaware, as shall be designated from time to time by the Board of Directors.

                                  ARTICLE II
                                 STOCKHOLDERS

Section 1. ANNUAL MEETINGS. - An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. SPECIAL MEETINGS. - Special meetings of stockholders of the Corporation may be called by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these By-Laws the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 3. PROXIES AND VOTING. - At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, if authorized by the Board of Directors, or by electronic transmission and presented in accordance with the procedure established for the meeting. Each stockholder shall have one vote for every share of stock entitled to vote, which is registered in such stockholder's name on the record date for the meeting, except as otherwise provided herein or required by law.
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     All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder (or a person acting as proxy for a stockholder) entitled to vote, a stock vote shall be taken. Every stock vote shall be taken by ballot. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Certificate of Incorporation or these By-Laws, all other matters shall be determined by a majority of the votes cast.

Section 4. QUORUM. - At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the Certificate of Incorporation or these By-Laws.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote in the meeting.

     If a notice of any adjourned meeting of stockholders is given to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, the Certificate of Incorporation or these By-Laws, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. ORGANIZATION. - Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

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Section 6.  CONDUCT OF BUSINESS. - The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

Section 7. STOCK LIST. - A complete list of stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole thereof, and may be inspected by any stockholder who is present.

Section 8. NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meeting, and the general nature of business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous written consent of all stockholders entitled to vote thereat.

Section 9.  NOMINATIONS AND STOCKHOLDER BUSINESS. -

     (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 9, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 9.

     (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30 days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public
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announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such persons' written consent to being named in the proxy statement as a nominee and the serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owners, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

Section 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. - Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested, provided that the Board of Directors may in its discretion permit another form of delivery for consents given by electronic transmission. Every written consent shall bear the date of signature of each stockholder who signs the consent.

                                  ARTICLE III
                              BOARD OF DIRECTORS

Section 1. NUMBER AND TERM OF OFFICE. - The Board of Directors shall be comprised of no less than three (3) members and no more than fifteen (15) members. The directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following such classification ("Class 1 Directors") and the term of office of the second class to expire at the second annual meeting following such classification ("Class 2 Directors") and the term of office of the third class to expire at the third annual meeting following such classification ("Class 3 Directors"). The three classes of directors shall be as nearly equal in number as possible. At each annual meeting of stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

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Section 2.  RESIGNATIONS. - Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. - Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and not by the stockholders, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 4. REMOVAL. - Any director or directors may be removed for cause in accordance with the Certificate of Incorporation.

Section 5. POWERS. - The Board of Directors shall exercise all of the powers of the Corporation except as are by law, or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

Section 6. COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate one or more committees, each committee to consist of such number of directors as the Board may designate.

     Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which it may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; unless the resolution, these By-Laws, or the Certificate of Incorporation expressly provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 7. MEETINGS. - Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected board shall be held as soon after its election as the directors may conveniently assemble. Meetings may be held at any place, within or without the State of Delaware, which has been designated in any notice of meeting, or, if not stated in said notice or, if there is no notice given, at the place designated by the Chairman of the Board, if any, by the Chief Executive Officer, if any, or by a majority of directors.

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     No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four days notice by mail or upon at least forty-eight hours notice delivered personally or by telephone, telegraph, facsimile or other electronic communication. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. QUORUM. - At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place, date, or time, without further notice or waiver thereof.

Section 9. CONDUCT OF BUSINESS. - At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

     Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and written consents thereto are filed with the minutes of the proceedings of the Board of Directors or the committee.

Section 10. COMPENSATION OF DIRECTORS. - The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors or otherwise. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

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                                  ARTICLE IV
                                   OFFICERS

Section 1. GENERALLY. - The officers of the corporation shall consist of a Chief Executive Officer, a Secretary, and a Treasurer. In addition, the Board of Directors may elect such officers as it chooses, including but not limited to a Chairman, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Officers shall be nominated by the Chief Executive Officer and elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholder. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Chief Executive Officer shall be a member of the Board of Directors. Any number of offices may be held by the same person.

Section 2. CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be assigned by the Board of Directors.

Section 3. PRESIDENT. - The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive or which are delegated to him by the Board of Directors. The Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the corporation, which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation.

     The Chief Executive Officer shall have the power to remove any officer or employee of the Corporation other than the Chairman of the Board.

Section 4. VICE-PRESIDENT. - Each Vice-President shall have such powers and duties as may be delegated to him or her by the Chief Executive Officer of the Corporation. Vice-Presidents need not be officers of the Corporation.

Section 5. TREASURER. - The Treasurer shall have the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. The Treasurer shall make such disbursements of the funds of the corporation as are authorized by the Board of Directors or the Chief Executive Officer and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall also perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

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Section 6.  SECRETARY. - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by the Certificate of Incorporation of the Corporation or these By-Laws, and in case of his/her absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the Board of Directors, or stockholders, upon whose requisition the meeting is called as provided in the Certificate of Incorporation or these By-Laws. He/she shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. He/she shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the Chief Executive Officer, and attest the same.

Section 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. - Assistant Secretaries and Assistant Treasurers, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Chief Executive Officer or the Board of Directors.

Section 9. DELEGATION OF AUTHORITY. - The Board of Directors or the Chief Executive Officer may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these bylaws.

Section 10. REMOVAL. - The Board of Directors or the Chief Executive Officer may remove any officer of the Corporation at any time, with or without cause.

Section 11. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. - Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

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                                   ARTICLE V
                                     STOCK

Section 1. CERTIFICATES OF STOCK. - Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such stockholder. Any of or all the signatures on the certificate may be facsimile.

Section 2. TRANSFERS OF STOCK. - Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. RECORD DATE. - In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.

Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. - In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish (or in the absence of such regulations, pursuant to a resolution adopted by the Board of Directors) concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. REGULATIONS. - The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may by resolution establish from time to time.

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                                  ARTICLE VI
                                   NOTICES

Section 1. NOTICES. - Except as otherwise specifically provided herein or required by law, all notices required by these By-Laws to be given to any stockholder, director, officer, employee or agent, shall be in writing or by electronic transmission and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by prepaid telegram or mailgram, by transmitting such notice by facsimile or other means of electronic transmission or by sending such notice by Federal Express or other similar private carrier providing evidence of delivery. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the corporation, or in the case of notice by electronic transmission, to a number or electronic mail address at which such person has consented to receive notice. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by telegram or mailgram or by private carrier, shall be the time of the giving of the notice. Any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

Section 2. WAIVERS. - A written waiver or waiver by electronic transmission of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

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                                  ARTICLE VII
                                 MISCELLANEOUS

Section 1. FACSIMILE SIGNATURES. - In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. CORPORATE SEAL. - The Board of Directors may approve and adopt a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof or the Chief Executive Officer, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. - Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, and upon such information, opinions, reports and statements made to the Corporation by any of its officers, employees, or committees of the board of directors, or by any other person as to matters reasonably believed to be within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. FISCAL YEAR. - The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. TIME PERIODS - In applying any provision of these By-Laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                 ARTICLE VIII
                                  AMENDMENTS

Section 1. AMENDMENTS. - These By-Laws may be amended or repealed by the Board of Directors, in accordance with the Certificate of Incorporation, at any meeting or by the stockholders, in accordance with the Certificate of Incorporation, at any meeting of stockholders.
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                                   EXHIBIT E
                             Director Biographies

Donald Brucker, O.D.
Age: 68

     Dr. Brucker is a founder of the Company and currently serves as a director and the Senior Vice President of Research and Development. From the Company's inception until September of 2001, Dr. Brucker served as Chairman of the Board of Directors and Chief Executive Officer since the Company's inception until becoming Chairman and Co-Chief Executive Officer in October of 2000.
Dr. Brucker has over 40 years of experience in the medical products industry. He was a founder and the Chief Executive Officer of Continuous Curve Contact Lenses, Inc. (at one time the second largest manufacturer of contact lens products). While at Continuous Curve the company introduced a series of FDA approved contact lens products. Dr. Brucker administered Continuous Curve's public offering in 1977 and was instrumental in negotiating the company's sale to Revlon for more than $100,000,000. Subsequent to the sale of Continuous Curve to Revlon, Dr. Brucker served as President of Revlon Vision Care for a short time. From 1981 to 1982, Br. Brucker served as Chief Executive Officer of Immunotech Pharmaceuticals (now known as Dura Pharmaceuticals). From 1982 to 1989 Dr. Brucker rendered consulting services to a number of healthcare and medical device companies. Dr. Brucker was instrumental in obtaining one of the first HIV diagnostic FDA approvals. Dr. Brucker graduated from the University of California, Berkeley.

Timothy J. Connor
Age: 42

     Mr. Connor became Chairman of the Board of Directors in September of 2001. From August of 2000, Mr. Connor served as a director. From October 2000 to July 2001, Mr. Connor served as Co-Chief Executive Officer and in July of 2001 became interim President and Chief Executive Officer of the Company. From 1991 to 2000 Mr. Connor provided a variety of private clients with investment advisory services and investment banking advice. From 1983 to 1991, Mr. Connor owned and/or operated businesses in a variety of industries including marine sales, furniture merchandising and telecommunications.

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James R. Arabia
Age: 44

     Mr. Arabia became Vice-Chairman of the Board of Directors, President and Chief Executive Officer of the Company in September of 2001.
Since August 15, 2001 Mr. Arabia rendered consulting services to the
Company on a variety of strategic and business issues. From February of 1997 until June of 2000, Mr. Arabia served as Chairman, Chief Executive Officer and President of ICH Corporation, an American Stock Exchange Listed Company. During Mr. Arabia's tenure, ICH grew from a public shell with no substantive operating business to become the parent company of various operating subsidiaries that owned and operated 265 fast food and family dining restaurants, generating approximately $245 million in revenues and employing approximately 7,800 people. From 1982 - 1997, Mr. Arabia provided financial advisory services and investment banking services to a variety of private clients.

Dr. Timothy R. Scott
Age: 49

     Dr. Scott has served on the Board of Directors since September of 2001. From April 1998 to June 2000, Dr. Scott served as a member of the board of directors of ICH Corporation, an American Stock Exchange Listed Company, and as a member of ICH's compensation committee. Dr. Scott has served as President and Senior Pastor of a 1,200 member church located in San Diego, California and hosts a radio talk show called "Dr. Scott Live" aired in the San Diego radio market. Dr. Scott received his Ph.D. in theology from Christian University in 1981, and served as a professor of philosophy and religion at Pacific International College from 1981 to 1985.

David A. Gotz
Age: 57

     Mr. Gotz has served on the Board of Directors of the Company since September of 2001. From February 1999 to June 2000, Mr. Gotz served as a member of the board of directors of ICH Corporation, an American Stock Exchange listed company, and as a member of ICH's compensation and audit committees. Since 1982, Mr. Gotz has been employed by M.L. Stern & Company, Inc., a securities broker/dealer, where he currently holds the position of First Vice President. Mr. Gotz also served on the Kemper Executive Council Advisory Board, a 17-member panel of financial representatives selected by the senior management of Scudder Kemper Investments, Inc. to help shape investment policy, marketing and advertising initiatives.

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